Exhibit 99.1

     Antigenics Announces New Appointment and Changes in Senior Management

     NEW YORK--(BUSINESS WIRE)--Nov. 3, 2003--

                  Renu Gupta Joins as Senior VP of Development

                   Elma Hawkins Transitions to Senior Advisor

                        Jonathan Lewis Leaves the Company

     Antigenics Inc. (NASDAQ: AGEN) today announced that Renu Gupta, MD, has joined the company as senior vice president of development, a new position that will be responsible for regulatory affairs, clinical development, and program and portfolio management.
     "Antigenics has now reached a critical stage as a company, having built a solid foundation for long-term growth and with two late-stage products in development," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "Dr. Gupta's exceptionally strong background in drug development and regulatory affairs will strengthen the depth of our management team and position us well for pursuing commercialization of our product portfolio."
     Dr. Gupta was most recently the vice president and head of US clinical research and development at Novartis, and brings to Antigenics extensive experience in providing leadership for corporate strategic plans; handling corporate partnerships in clinical and regulatory development; managing preparation, submission and defense of global regulatory filings in multiple therapeutic areas; working with regulatory agencies and committees at all stages of drug development; and overseeing innovative trial design. Dr. Gupta also spent almost 10 years at Bristol-Myers Squibb, where she was responsible for high-level global marketing strategy, clinical research and business development. She received her medical degree from the University of Zambia and completed her medical training at Albert Einstein Medical Center in Philadelphia and the University of Pennsylvania's Children's Hospital of Philadelphia.
     Antigenics also announced changes in senior management. As of April 1, 2004, Elma Hawkins, PhD, currently the company's vice chairman, will become senior advisor to the CEO. In addition, Antigenics' chief medical officer Jonathan Lewis, MD, PhD, has left the company. The responsibilities of Drs. Hawkins and Lewis will be absorbed within Antigenics' newly restructured senior management team.

About Antigenics

     Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers, infectious diseases and autoimmune disorders. The company's lead product candidate is Oncophage(R) (HSPPC-96), a late-stage, personalized cancer vaccine being evaluated in several indications, including renal cell carcinoma and metastatic melanoma. Antigenics' portfolio also includes AG-858, a personalized cancer vaccine in Phase II development; Aroplatin(TM) and ATRA-IV, two Phase II liposomal chemotherapeutics; and AG-702/AG-707, a Phase I genital herpes immunotherapeutic. For more information about Antigenics, please visit www.antigenics.com.

     This press release contains forward-looking statements, including the statements regarding when changes in Antigenics' senior management will take effect, and the benefits of the addition of Dr. Gupta to the management team. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Risks and uncertainties include that Dr. Gupta may cease to be affiliated with the company and that the company may encounter difficulty transitioning the management responsibilities currently performed by Drs. Lewis and Hawkins. Antigenics' business involves substantial risks. Please see Exhibit
99.1 of the Antigenics Quarterly Report on Form 10-Q for the quarter ending June 30, 2003, for a discussion of risk factors that may affect Antigenics' business. Antigenics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.


    CONTACT: Antigenics Inc.
             Corporate Communications
             Sunny Uberoi, 917.443.3325 (mobile)
             suberoi@antigenics.com
             Investor Relations
             Tanya Sripanich, 212.994.8266 (office)
             tsripanich@antigenics.com